   As filed with the Securities and Exchange Commission on January 21, 1999
                                                     Registration No. 333-66661
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                Post-Effective
                                Amendment No. 1
                                      to
                                   Form S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)

                                ---------------

            Delaware                           7379                        94-3238130
 (State or other jurisdiction of   (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)       Identification Number)

                       1900 S. Norfolk Street, Suite 310
                              San Mateo, CA 94403
                                (650) 653-2800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

                               JERRY M. KENNELLY
                            Chief Financial Officer
                       1900 S. Norfolk Street, Suite 310
                              San Mateo, CA 94403
                                (650) 653-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

              DOUGLAS H. COLLOM                            DONALD M. KELLER, JR.
               ROGER E. GEORGE                               MARK L. SILVERMAN
       Wilson Sonsini Goodrich & Rosati                      Venture Law Group
           Professional Corporation                      A Professional Corporation
              650 Page Mill Road                            2800 Sand Hill Road
             Palo Alto, CA 94304                            Menlo Park, CA 94025
                (650) 493-9300                                 (650) 854-4488

                                ---------------

            Approximate date of commencement of sale to the public:
                               November 19, 1998

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   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

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

                               SUPPLEMENTAL NOTE

   On November 2, 1998, the Registrant filed its Registration Statement on Form S-1 (File No. 333-66661) covering 3,450,000 shares of the Registrant's Common Stock (the "Shares") to be sold by certain stockholders of the Company (the "Selling Stockholders") and the Registrant, including 450,000 shares subject to an over-allotment option to be granted to the Underwriters upon the effectiveness of the Registration Statement.

   On November 19, 1998, the Commission declared the Registration Statement effective.

   Pursuant to the Underwriting Agreement dated November 19, 1998, the Underwriters agreed to purchase from the Registrant and the Selling Stockholders 3,000,000 shares of Common Stock, and the Registrant granted the Underwriters an over-allotment option to acquire 450,000 shares of Common Stock as more fully described under the caption "Underwriters" in the prospectus forming a part of the Registration Statement. On November 20, 1998, the Company filed its form of final prospectus with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"). On November 24, 1998, the Underwriter's elected to purchase 366,268 shares pursuant to their over-allotment option.

   The Underwriter's over-allotment option expired on December 20, 1998.

   Accordingly, the Registrant hereby de-registers an aggregate of 83,732 shares of its Common Stock registered pursuant to the Registration Statement consisting of the shares of Common Stock indicated in the prospectus as being subject to the Underwriters' over-allotment option at the time the Registration Statement became effective which were not sold before the expiration of the option.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 21st day of January 1999.

                                          INKTOMI CORPORATION

                                          By: /s/ David C. Peterschmidt
                                             __________________________________
                                                 David C. Peterschmidt
                                                 President and Chief Executive
                                                 Officer

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                      Title                   Date

    /s/ David C. Peterschmidt        President, Chief         January 21, 1999
---------------------------------     Executive Officer and
      (David C. Peterschmidt)         Chairman (Principal
                                      Executive Officer)

      /s/ Jerry M. Kennelly          Vice President of        January 21, 1999
---------------------------------     Finance and Chief
        (Jerry M. Kennelly)           Financial Officer
                                      (Principal Financial
                                      and Accounting
                                      Officer)

        /s/      *                   Director                 January 21, 1999
---------------------------------
         (Eric A. Brewer)

        /s/                          Director                 January 21, 1999
---------------------------------
           (Frank Gill)

        /s/      *                   Director                 January 21, 1999
---------------------------------
        (Fredric W. Harman)

        /s/      *                   Director                 January 21, 1999
---------------------------------
         (John A. Porter)

        /s/      *                   Director                 January 21, 1999
---------------------------------
         (Alan F. Shugart)

*By: /s/ David C. Peterschmidt
  _____________________________
David C. Peterschmidt Attorney-in-
               fact